SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 26, 2007

BEAZER HOMES USA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	54-2086934
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1000 Abernathy Road, Suite 1200

Atlanta Georgia 30328

(Address of Principal

Executive Offices)

(770) 829-3700

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition

On January 26, 2007, Beazer Homes USA, Inc. issued a revised consolidated income statement and supplemental financial data schedule for the three months ended December 31, 2006 attached hereto as Exhibit 99.1.  The previous version of the consolidated income statement, included in the Company’s earnings press release issued on January 25, 2007, has been revised to reflect an adjustment for the elimination of intercompany financial services revenue and cost of sales.  This revision to the consolidated income statement resulted in the elimination of approximately $3 million of revenue and cost of sales. This change has no effect on consolidated gross profit, operating loss or net loss for the three months ended December 31, 2006.

Item 9.01  Financial Statements and Exhibits.

 (d)  Exhibits

99.1                           Revised consolidated income statement and supplemental financial data schedule

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.

Date: January 26, 2007	By:	/s/ James O’Leary
James O’Leary
Executive Vice President and
Chief Financial Officer